Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
July 29, 2026	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
Teamshares Inc.	Hamburg	Seoul
214 Sullivan Street, 3B	Hong Kong	Silicon Valley
New York, NY 10012	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Teamshares Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Teamshares Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to:

A.	the registration of the issuance, in each case, by the Company of:

i.

up to 4,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of 4,500,000 warrants (assuming, solely for this purpose, an exercise price of $11.50 per warrant, the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Live Oak Acquisition Corp. V (“Live Oak”) (the “Primary Private Warrant Shares”); and

ii.

up to 11,500,000 shares of Common Stock issuable upon the exercise of 11,500,000 warrants (assuming, solely for this purpose, an exercise price of $11.50 per warrant, the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Live Oak (the “Primary Public Warrant Shares” and, together with the Primary Private Warrant Shares, the “Primary Securities”); and

B.	the registration of the offer and sale, from time to time, in each case, by the selling securityholders of the Company named in the Registration Statement (the “Selling Securityholders”) of:

i.

up to 5,913,260 shares of Common Stock of the Company held by or issuable to certain holders entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of June 18, 2026 (the “Registration Rights Agreement”) or other agreements, including:

July 29, 2026

a.

up to 751,343 shares of Common Stock deliverable to certain investors, consisting of (i) 688,043 shares of Common Stock issuable pursuant to simple agreements for future equity (the “SAFE Agreements”) entered into by Teamshares Inc., in its capacity prior to the Business Combination, with the SAFE Investors between December 2025 and May 2026, and (ii) 63,300 shares of Common Stock deliverable as “bonus” shares upon conversion of the equivalent number of Released Former Sponsor Shares, in each case in connection with the Business Combination (the “Resale SAFE Shares”);

b.

up to 5,124,781 shares of Common Stock held by the Sponsor (or its permitted transferees), consisting of (i) 3,450,000 shares of Common Stock issued in respect of Founder Shares not subject to vesting or forfeiture, (ii) 1,150,000 Deferred Founder Shares and (iii) 524,781 Incentive Founder Shares that remain outstanding following the Business Combination (the “Resale Founder Shares”); and

c.

up to 37,136 shares of Common Stock deliverable to certain investors upon conversion of the equivalent number of Released Former Sponsor Shares, pursuant to certain non-redemption agreements entered into in connection with the Business Combination (the “Resale Released Sponsor Shares”); and

ii.

up to 4,500,000 shares of Common Stock issuable upon the exercise of the Private Warrants (the “Resale Private Warrant Shares” and, together with the Primary Private Warrant Shares, the “Private Warrant Shares”); and

iii.

13,749,994 shares of Common Stock deliverable to the Initial PIPE Investors upon consummation of the Initial PIPE Investment transaction pursuant to certain subscription agreements (collectively, the “PIPE Subscription Agreements”) entered into by the Initial PIPE Investors with the Company in connection with the Business Combination (the “Resale PIPE Shares”); and

iv.

up to 4,500,000 Warrants held by certain Selling Securityholders pursuant to the warrant subscription agreement, dated as of February 27, 2025 (the “Warrant Subscription Agreement”), by and between Live Oak and the Sponsor (the “Resale Warrants” and, such securities described in clauses (i) through (iv) collectively, the “Resale Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer, sale, or issuance of the Primary Securities or the Resale Securities, respectively.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

July 29, 2026

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to registered public offerings of common stock. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Registration Rights Agreement, the SAFE Agreements, the PIPE Subscription Agreements, the Warrant Agreement (as defined below) or the legal or regulatory status of any of their affiliates.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Private Warrant Shares have been duly issued and delivered by the Company upon exercise of the Private Warrants against payment therefor (not less than par value) in the manner contemplated by the Registration Statement, the Private Warrants and the Warrant Agreement, dated as of February 27, 2025, by and between Live Oak and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), the issuance of the Private Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Private Warrant Shares will be validly issued, fully paid and nonassessable.

2. When the Primary Public Warrant Shares have been duly issued and delivered by the Company upon exercise of the Public Warrants against payment therefor (not less than par value) in the manner contemplated by the Registration Statement, the Public Warrants and the Warrant Agreement, the issuance of the Primary Public Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Primary Public Warrant Shares will be validly issued, fully paid and nonassessable.

3. The Resale SAFE Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

4. The Resale Founder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

5. The Resale Released Sponsor Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

6. The Resale PIPE Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

7. The Resale Warrants have been duly authorized by all necessary corporate action of the Company and are in accordance with the terms of the Warrant Subscription Agreement and the Warrant Agreement.

In rendering the foregoing opinions, we have assumed that (i) at or prior to the time of the delivery of any Primary Securities or Resale Securities, as applicable, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Primary Securities and Resale Securities, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the offer, sale or issuance of such Primary Securities and Resale Securities, as applicable, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

July 29, 2026

Our opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (b) (1) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing, and (3) the discretion of the court before which a proceeding is brought; and (c) the invalidity, under certain circumstances under law or court decisions, of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability, where such indemnification, exculpation or contribution is contrary to public policy.

We express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, notice or opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations including, without limitation, with respect to value determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xiv) any “swap” (as such term is defined in the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”)), including any guarantee thereof, by any party that is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) or any provision of any document that purports to share the proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed herein; and (xv) the severability, if invalid, of provisions to the foregoing effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Primary Securities and Resale Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

July 29, 2026

Sincerely,

/s/ Latham & Watkins LLP